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                        [LETTERHEAD OF ONCOGENE SCIENCE]

                                                               EXHIBIT 10 (g)(v)


                                January 21, 1997


Dr. Fred Reynolds
Calbiochem-Novabiochem Corporation
84 Rogers Street
Cambridge, MA 02142

        RE:     TRADEMARK LICENSE AGREEMENT

Dear Dr. Reynolds:

        Currently, your company has the right to use several trademarks owned by Oncogene Science, Inc., including the mark "Oncogene Research Products" (the "ORP Mark"), pursuant to the Trademark License Agreement between you and us dated August 2, 1995 (the "Agreement"). The Agreement expires on August 2, 1998, and you have requested the right to continue using the ORP Mark beyond the expiration date.

        By this letter, we agree to extend your company's right to use the ORP Mark, only, for an additional period of twelve (12) years, through August 1, 2010. You agree to comply with your obligations under the agreement, which will remain in full force and effect for the ORP Mark until the end of this extension period. This extension does not apply to any other trademark. If you agree to these terms, please sign and date the enclosed copy of this letter in the space provided below and return it to me. Thank you.


                                        Sincerely,

                                        /s/ WALTER P. CARNEY
                                        -------------------------------------
                                        ONCOGENE SCIENCE, INC.
                                        Walter P. Carney, Ph.D.
                                        Vice President & General Manager
                                        Diagnostics


Acknowledged and agreed to:

CALBIOCHEM-NOVABIOCHEM CORPORATION

By: /s/ STELIOS B. PAPADOPOULOS
   --------------------------------
Name: Stelios B. Papadopoulos
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Date: January 27, 1997
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